EXHIBIT 28.1


SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549


FORM 11-K

[X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934 [FEE REQUIRED]

for the fiscal year ended November 30, 1993

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

for the transition period from _______ to _______

Commission file number 2-79636

HOURLY EMPLOYEES' STOCK PURCHASE PLAN

CHESAPEAKE CORPORATION
1021 East Cary Street
P. O. Box 2350
Richmond, Virginia  23218-2350
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                   HOURLY EMPLOYEES' STOCK PURCHASE PLAN



Administration of the Plan:


               The Plan is administered by the Hourly Employees' Stock Purchase Plan Committee (the "Committee"), under the direction of the Board of Directors of Chesapeake Corporation (the "Corporation"). The present members of the Committee, of which Thomas A. Smith is Chairman, are:

                         Name                     Address

                    Thomas A. Smith (1)           Richmond, Virginia  23218

                    J. P. Causey Jr. (2)          Richmond, Virginia  23218

                    Andrew J. Kohut (3)           Richmond, Virginia  23218

               (1)  Mr.  Smith  is  Vice  President  -  Human  Resources  &
Assistant           Secretary of the Corporation.

               (2) Mr. Causey is Vice President, Secretary & General Counsel of the Corporation.

               (3) Mr. Kohut is Vice President - Finance & Chief Financial Officer of the Corporation.

Committee members are appointed by and serve at the pleasure of the Board of Directors of the Corporation. Committee members are employees of the Corporation and receive no additional compensation for serving on the Committee. The Plan provides that the Corporation will indemnify members of the Committee to the same extent and on the same terms as it indemnifies its officers and directors by reason of their being officers and directors.

Financial Statements and Exhibits:

               (a)  Financial statements:

                     Hourly Employees' Stock Purchase Plan:
                       Balance Sheet
                       Statement of Changes in Plan Equity

               (b)  Exhibits:

               See   Exhibit   23.1   to    the   Chesapeake
               Corporation  Annual Report  on Form  10-K for
               the year ended December 31, 1993 for  consent
               of independent accountants.
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                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Committee have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

                                        HOURLY  EMPLOYEES'  STOCK  PURCHASE
PLAN


                                        By:      /s/ Thomas A. Smith
                                             Thomas A. Smith, Chairman
                                                 of the Committee


March 3, 1994


































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                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the Committee have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

                                        HOURLY EMPLOYEES' STOCK PURCHASE
PLAN


                                        By:   /s/ Thomas A. Smith
                                   Thomas A. Smith, Chairman
                                                 of the Committee


March 3, 1994


































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                     REPORT OF INDEPENDENT ACCOUNTANTS



To the Hourly Employees' Stock
    Purchase Plan Committee:

We have audited the balance sheet of the Hourly Employees' Stock Purchase Plan (the "Plan") of Chesapeake Corporation and participating subsidiaries as of November 30, 1993 and 1992, and the related statement of changes in plan equity for each of the three years in the period ended November 30, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of Ymaterial misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of November 30, 1993 and 1992, and the changes in plan equity for each of the three years in the period ended November 30, 1993, in conformity with generally accepted accounting principles.

                                         /s/ COOPERS & LYBRAND
                                          COOPERS & LYBRAND


Richmond, Virginia
December 10, 1993















                                     3
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REPORT OF INDEPENDENT ACCOUNTANTS


To the Hourly Employees' Stock
    Purchase Plan Committee:

We have audited the balance sheet of the Hourly Employees' Stock Purchase Plan (the "Plan") of Chesapeake Corporation and participating subsidiaries as of November 30, 1993 and 1992, and the related statement of changes in plan equity for each of the three years in the period ended November 30, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of November 30, 1993 and 1992, and the changes in plan equity for each of the three years in the period ended November 30, 1993, in conformity with generally accepted accounting principles.


                                         /s/ COOPERS & LYBRAND
                                           COOPERS & LYBRAND

Richmond, Virginia
December 10, 1993
















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           HOURLY EMPLOYEES' STOCK PURCHASE PLAN OF CHESAPEAKE CORPORATION
                            AND PARTICIPATING SUBSIDIARIES
                      BALANCE SHEET, November 30, 1993 and 1992



                                                            1993      1992
     Asset:
      Funds held by Chesapeake Corporation and
      Participating Subsidiaries (Note 3)                   $9,292    $7,903
      Plan equity                                           $9,292    $7,903
                         STATEMENT OF CHANGES IN PLAN EQUITY
             for the fiscal years ended November 30, 1993, 1992 and 1991


                                             1993           1992           1991

     Contributions:
     Employees                            $1,063,957    $  936,107      $
     821,736
      Employer:  $510,826 in 1993, $451,512
        in 1992 and $393,367 in 1991; less
        withheld taxes of $165,268, $144,925
        and $121,822, respectively           345,559       306,587
     271,545
                                           1,409,516     1,242,694
     1,093,281
     Deductions:
      Purchase and distribution to participants
        at year end of 60,012 shares in 1993
        ($23.0125 per share), 55,439 shares
        in 1992 ($21.90625 per share), and
        49,328 shares in 1991 ($21.50 per
        share) of common stock of Chesapeake
        Corporation (Note 1)              1,381,024     1,214,458
     1,060,616
      Refunds to employees withdrawing from the
        Plan attributable to:
          Employees' contributions for
           the year                       23,917        24,238          24,967
        Employees' account balances at beginning
           of year                               492           420
     216
                                          1,405,433     1,239,116
     1,085,799
     Net transfers to Salaried Employees' Stock
        Purchase Plan                          2,694         2,942
     4,622
                                           1,408,127     1,242,058
     1,090,421

                                          5
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           Increase in plan equity        1,389         636             2,860
     Plan equity, beginning of year            7,903         7,267
     4,407
           Plan equity, end of year       $    9,292    $    7,903      $
     7,267

                        The accompanying notes are an integral
                         part of these financial statements.













































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                            NOTES TO FINANCIAL STATEMENTS



     1.       Description of the Plan:

             The stockholders of Chesapeake Corporation (the "Corporation") have approved the Hourly Employees' Stock Purchase Plan (the "Plan") and reserved a total of 900,000 shares of the Corporation's common stock for sale to eligible hourly employees of the Corporation and participating subsidiaries (the "Employer").

             Participants in the Plan, which became effective in December 1982, are permitted to invest up to 5% of their basic compensation. The Employer contributes to the Plan, as of the end of the Plan Year (see Note 2), a percentage (generally 30% to 50%) of the participant's contribution reduced by amounts required to be withheld under income tax, F.I.C.A. and comparable laws. The combined amount becomes available to purchase from the Corporation shares of its common stock at a price equal to the average of the closing prices of such common stock on the New York Stock Exchange (composite tape) for the 20 consecutive trading days immediately preceding the last day of the Plan Year.

             As of November 30, 1993, 508,595 shares (60,012 shares in the current year and 448,583 in prior years) of the Corporation's common stock had been issued under the Plan and 391,405 shares were available for future issuance.


     2.      Plan Year:

             The fiscal year of the Plan ("Plan Year") ends each November 30.


     3.      Funds   Held   by    Chesapeake   Corporation   and   Participating
             Subsidiaries:

             Funds received or held by the Employer with respect to the Plan may be used for any corporate purpose; therefore, the Plan does not prevent the Employer from creating a lien on these funds.


     4.      Taxes and Expenses:

             The Employer's contribution, when made to the Plan, is taxable to a participant as ordinary income. Purchases of stock by the Plan result in no gain or loss to the participant; therefore, no tax consequences are incurred by a participant upon receipt of stock purchased under the Plan. Sale by a participant of shares acquired under the Plan will result in a gain or loss in an amount equal to the difference between the sale price and the price paid for the stock acquired pursuant to the Plan. The Plan is not subject to income taxes.

             Expenses of administering the Plan are borne by the Employer.

                                          7
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                       NOTES TO FINANCIAL STATEMENTS, Continued



     5.      Contributions to the Plan:

             Contributions (net of withheld taxes) were as follows:


                     1993                         1992
     1991
             Employer                     Employees     Employer
     Employees                            Employer      Employees

             Chesapeake Corporation
                                                        Subsidiaries:
                                          Chesapeake Packaging
                                                                        Co.$
     88,700  $  260,356                   $ 75,261      $230,385        $
     61,438  $191,557
                                          Chesapeake Forest
                                                                        Products
     Company
                                                                        (a)
     17,014  62,880                       10,283        31,386          9,743
     30,443
                                          Chesapeake Paper
                                                                        Products
     Company
                                                                        (b)
     239,845    740,721                    221,043       674,336
     200,364  599,736

                                                                        Totals
     $345,559$1,063,957                   $306,587      $936,107        $271,545
             $821,736


             (a)                          Pursuant      to      a      corporate
                                          reorganization,    Chesapeake   Forest
                                          Products Company became a wholly owned
                                          subsidiary effective  January 1, 1991.
                                          The Employer and employee contribution
                                          amounts are for all of fiscal 1991.

             (b)                          Pursuant      to      a      corporate
                                          reorganization,    Chesapeake    Paper
                                          Products Company became a wholly owned
                                          subsidiary effective  January 1, 1991.
                                          The Employer and employee contribution
                                          amounts are for all of fiscal 1991.

             March 1, 1994

     Mr. Thomas A. Smith
     Vice President - Human Resources
     Chesapeake Corporation
     P. O. Box 2350
     Richmond, Virginia  23218-2350

     Dear Tom:

     Enclosed are five copies of the Form 11-K for the Hourly Employees' Stock Purchase Plan for the year ended November 30, 1993.

     As we previously discussed, this plan is being electronically filed as an exhibit to Chesapeake Corporation's 1993 Form 10-K. We will coordinate the electronic filing with Charles Smith.

             Sincerely,

             James A. Carleton

     Enclosure



































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